                                                                     EXHIBIT 4.1

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

                                             Right to Purchase 727,273 Shares of
                                                  Common Stock, $0.001 par value

Date: August 15, 2000


                                 VOXWARE, INC.
                            STOCK PURCHASE WARRANT

         THIS CERTIFIES THAT, for value received, CASTLE CREEK TECHNOLOGY PARTNERS LLC (the "Holder"), or its registered assigns, is entitled to purchase
                   ------
from VOXWARE, INC., a Delaware corporation (the "Company"), at any time or from
                                                 -------
time to time during the period specified in Section 2 hereof, 727,273 fully paid and non-assessable shares of the Company's Common Stock, $0.001 par value (the "Common Stock"), at an exercise price (the "Exercise Price") of (i) $3.4375 per
 ------------                               --------------
share for the period from the date hereof until 9:00 a.m., New York City Time on October 15, 2001; and (ii) thereafter at the lesser of $3.4375 per share or the Market Price (as defined in Section 4(k)(iv) below) on October 15, 2001. This Warrant is the Common Stock Warrant being issued pursuant to that certain Securities Purchase Agreement dated August 10, 2000 by and among the Company and the signatories thereto (the "Securities Purchase Agreement"). The number of
                              -----------------------------
shares of Common Stock purchasable hereunder (the "Warrant Shares") and the
                                                   --------------
Exercise Price are subject to adjustment as provided in Section 4 hereof.

         This Warrant is subject to the following terms, provisions, and conditions:

         1.       Mechanics of Exercise. Subject to the provisions hereof,
                  ---------------------
including, without limitation, the limitations contained in Section 8(f) hereof, this Warrant may be exercised as follows:

                  (a)  Manner of Exercise by the Holder. This Warrant may be
                       --------------------------------
exercised by the Holder, in whole or in part, by the surrender of this Warrant (or evidence of loss, theft, destruction or mutilation thereof in accordance with Section 8(c) hereof), together with a completed exercise agreement in the form of the Form of Exercise Agreement attached hereto as Exhibit 1 (the
                                                          ---------
"Exercise Agreement"), to the Company at the Company's principal executive
 ------------------
offices (or such other office or agency of the Company as it may designate by notice to the Holder), and upon (i) payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company, of the Exercise Price for the Warrant Shares specified in the Exercise Agreement or
(ii) if the Holder elects to effect a Cashless Exercise (as defined in Section 12(c) below), delivery to the Company of a written notice of an election to effect a Cashless Exercise for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the Holder or Holder's designees, as the record owner of such shares, as of the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered, and payment (or notice of an election to effect a Cashless Exercise) shall have been made for such shares as set forth above. Notwithstanding anything in the foregoing which may be to the contrary, the effective date of the exercise of this Warrant by the Holder pursuant to this Section 1(a) shall be the date on which the Exercise Agreement is delivered together with payment in the case of a non-Cashless Exercise to the Company, so long as this Warrant is delivered to the Company within three (3) Business Days after such date.

                  (b)  Issuance of Certificates. Subject to Section 1(c),
                       ------------------------
certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the Holder within a reasonable time, not exceeding three (3) Business Days, after this Warrant shall have been exercised by the Holder as provided in Section 1(a) or, in the case of a Mandatory Exercise at the Company's Election under Section 5, within one (1) Business Day of the Holder's delivery of this Warrant and the exercise price for the Warrant Shares specified in the Mandatory Exercise Notice, as defined in Section 5(a) (the "Delivery Period"). The certificates so
                                         ---------------
delivered shall be in such denominations as may be requested by the Holder and shall be registered in the name of Holder or such other name as shall be designated by such Holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

                  (c)  Exercise Disputes. In the case of any dispute with
                       ------------------
respect to an exercise, the Company shall promptly issue such number of shares of Common Stock as are not disputed in accordance with this Section.

                  (d)  Fractional Shares. No fractional shares of Common Stock
                       -----------------
are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount based upon the Market Price of a share of Common Stock on exercise date as provided in
Section 1(a). Provided that in the event that sufficient funds are not legally available for the payment of such cash adjustment, any fractional shares of Common Stock shall be rounded up to the next whole number.

     2.   Period of Exercise. This Warrant is exercisable at any time and from
          -------------------
time to time on or after the date hereof and before 5:00 P.M., New York City Time on August 15, 2004 (the "Exercise Period").
                              ---------------

     3.   Certain Agreements of the Company. The Company hereby covenants and
          ---------------------------------
agrees as follows:

          (a)  Shares to be Fully Paid. All Warrant Shares will, upon issuance
               -----------------------
in accordance with the terms of this Warrant, be validly issued, fully paid, and non-assessable and free from all taxes, liens, claims and encumbrances.

          (b)  Reservation of Shares. During the Exercise Period, the Company
               ---------------------
shall at all times have authorized and reserved for the purpose of issuance upon exercise of this Warrant a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

          (c)  Listing. The Company shall promptly secure the listing of the
               -------
shares of Common Stock issuable upon exercise of this Warrant upon the Nasdaq National Market and upon each automated quotation system or national securities exchange, if any, upon which shares of Common Stock become listed, and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant so long as any shares of Common Stock shall be listed on such automated quotation system or national securities exchange.

          (d)  Certain Actions Prohibited. The Company will not, by amendment of
               --------------------------
its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such actions as may reasonably be requested by the Holder of this Warrant in order to protect the exercise privilege of the Holder of this Warrant, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may at all times validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant.

     4.   Antidilution Provisions. During the Exercise Period, the Exercise
          -----------------------
Price shall be subject to adjustment from time to time as provided in this
Section 4. In the event that
any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up or down to the nearest cent.

          (a)  Adjustments of Exercise Price.
               -----------------------------

               (i)      Except as otherwise provided in Sections 4(b)(vi)(A) and
(B), 4(c) and 4(d) hereof, if and whenever after the initial issuance of this Warrant, the Company issues or sells, or in accordance with Section 4(b) hereof is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the then current Exercise Price on the date of issuance, then effective immediately upon such issuance, the Exercise Price will be adjusted to be equal to the consideration per share received, or deemed to be received pursuant to this Section 4, in such issuance.

               (ii) Except as otherwise provided in Section 4(a)(i), 4(c), 4(e) or 4(i) hereof, if and whenever after the initial issuance of this Warrant, the Company issues or sells, or in accordance with Section 4(b) hereof is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less the then current Average Market Price (as defined in Section 4(k)(vi)) per share (a "Dilutive Issuance"), then effective immediately upon the Dilutive Issuance, the Exercise Price will be adjusted in accordance with the following formula:

                  E' = (E) (O + P/M) / (CSDO)

                  where:

                  E'       =        the adjusted Exercise Price
                  E        =        the then current Exercise Price;
                  M        =        the greater of the then current Average
                                    Market Price and the then current Exercise
                                    Price
                  O        =        the number of shares of Common Stock
                                    outstanding immediately prior to the
                                    Dilutive Issuance;
                  P        =        the aggregate consideration, calculated as
                                    set forth in Section 4(b) hereof, received
                                    by the Company upon such Dilutive Issuance;
                                    and
                  CSDO     =        the total number of shares of Common Stock
                                    Deemed   Outstanding   (as  herein  defined)
                                    immediately after the Dilutive Issuance.

          (b)  Effect on Exercise Price of Certain Events. For purposes of
               ------------------------------------------
determining the adjusted Exercise Price under Section 4(a) hereof, the following will be applicable:

               (i)      Issuance of Rights or Options. If the Company in any
                        -----------------------------
manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities exercisable, convertible into or exchangeable for Common Stock ("Convertible Securities"),
                                                    ----------------------
but not to include the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee or Director benefit plan of the Company now existing or to be implemented in the future (so long as the issuance of such stock or options is approved by a committee of independent directors of the Company) (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "Options"), and
                                                                -------
the price per share for which Common Stock is issuable upon the exercise of such Options is less than the greater of the Exercise Price or the Average Market Price on the date of issuance ("Below Market Options"), then the maximum total
                                --------------------
number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will, as of the date of the issuance or grant of such Below Market Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the price per share for which Common Stock is issuable upon the exercise of such Below Market Options is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of such Below Market Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Below Market Options, plus, in the case of Convertible Securities issuable upon the exercise of such Below Market Options, the minimum aggregate amount of additional consideration payable upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon the exercise of such Below Market Options or upon the exercise, conversion or exchange of Convertible Securities issuable upon exercise of such Below Market Options.

               (ii)     Issuance of Convertible Securities.
                        ----------------------------------

                        (A) If the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such exercise, conversion or exchange (as determined pursuant to Section 4(b)(ii)(B) if applicable) is less than the greater of the Average Market Price or the Exercise Price then in effect on the date of issuance, then the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of the preceding sentence, the price per share for which Common Stock is issuable upon such exercise, conversion or exchange is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. No further adjustment to the Exercise Price will be made upon the actual issuances of such Common Stock upon exercise, conversion or exchange of such Convertible Securities.

                        (B) If the Company in any manner issues or sells any Convertible Securities with a fluctuating conversion or exercise price or exchange ratio (a "Variable Rate Convertible Security"), then the price per
                   ----------------------------------
share for which Common Stock is issuable upon such exercise, conversion or exchange for purposes of the calculation contemplated by Section 4(b)(ii)(A) shall be deemed to be the lowest price per share which would be applicable assuming that (1) all holding period and other conditions to any discounts contained in such Convertible Security have been satisfied, and (2) the Average Market Price on the date of issuance of such Convertible Security was seventy-five percent (75%) of the Average Market Price on such date (the "Assumed
                                                                  -------
Variable Market Price").
---------------------
               (iii)    Change in Option Price or Conversion Rate. Except for
                        --------------------------------------------
the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee or Director benefit plan of the Company now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a committee of independent directors of the Company, if there is a change at any time in (A) the amount of additional consideration payable to the Company upon the exercise of any Options; (B) the amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange or any Convertible Securities; or (C) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such change will be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

               (iv)     Treatment of Expired Options and Unexercised Convertible
                        --------------------------------------------------------
Securities. If, in any case, the total number of shares of Common Stock issuable
----------
upon exercise of any Options or upon exercise, conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such option or to exercise, convert or exchange such Convertible Securities shall have expired or terminated, the Exercise Price then in effect will be readjusted to the Exercise Price which would have been in effect at the time of such expiration or termination had such Options or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

               (v)      Calculation of Consideration Received. If any Common
                        --------------------------------------
Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Warrant will be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company will be the fair market value of such consideration except where such consideration consists of freely-tradeable securities, in which case the amount of consideration received by the Company will be the Average Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair market value of any consideration other than cash or securities will be determined in the good faith reasonable business judgment of the Board of Directors. Notwithstanding anything else herein to the contrary, if Common Stock, Options or Convertible Securities are issued, granted or sold in conjunction with each other as part of a single transaction or series of transactions, the amount of consideration received by the Company therefor shall be reduced by the fair value of any such securities which were issued, granted or sold for no material consideration.

               (vi)     Exceptions to Adjustment of Exercise Price. No
                        -------------------------------------------
adjustment to the Exercise Price will be made (A) upon the exercise of any warrants, options or convertible securities issued and outstanding on the date hereof in accordance with the terms of such securities as of such date, (B) upon the issuance of the Conversion Shares (as defined in the Securities Purchase Agreement) or the issuance of Common Stock upon the exercise of any Common Stock Warrant, including this Warrant, or (C) upon the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee or Director benefit plan of the Company now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a committee of independent directors of the Company.

          (c)  Subdivision or Combination of Common Stock. If the Company, at
               ------------------------------------------
any time after the initial issuance of this Warrant, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time after the initial issuance of this Warrant, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

          (d)  Limitation on Exercise Price. To the extent that at the time of
               ----------------------------
exercise of this Warrant, the total number of shares of Common Stock previously issued upon conversion of the Series A Preferred Stock at a Conversion Price (as defined in the Certificate of Designations) less than $3.00 per share (subject to adjustment as provided in Section VIII. A. of the Certificate of Designations) and upon the exercise of this Warrant at an Exercise Price that is less than $3.00 per share (subject to adjustment as provided in Section 4(c) above) , when combined with the number of shares of Common Stock issuable upon the then current exercise of this Warrant (at an exercise price less than $3.00 per share, subject to adjustment as provided in Section 4(c) above) exceeds the Exchange Cap (as defined in the Certificate of Designations), the Exercise Price of such excess shares of Common Stock shall be the greater of (i) $3.00 per share (subject to adjustment as provided in Section 4(c) above) or (ii) the Exercise Price determined without reference to this Section 4(d). The Company and the Holder mutually acknowledge that the issuance of shares of Common Stock upon the exercise of this Warrant may be subject to the Exchange Cap; provided that as a result of the foregoing, to the extent that the Exercise Price is not less than $3.00 (subject to adjustment as provided in Section 4(c) above), the issuance of Common Stock upon the exercise of this Warrant shall not be limited by the Exchange Cap.

          (e)  Major Transactions. If the Company shall with the approval of its
               ------------------
Board of Directors consolidate or merge with any other corporation or entity (other than a consolidation or merger in which the Company is the surviving or continuing entity and its capital stock is unchanged and unissued in such transaction (except for issuances which do not exceed twenty percent (20%) of the Common Stock)) or there shall occur any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property or any other such reclassification or change of the outstanding shares of Common Stock or the Company shall sell all or substantially all of its assets (each of the foregoing being a "Major Transaction"), then the holder of this
                                -----------------
Warrant may, at its option, either (i) in the event that the Common Stock remains outstanding or holders of Common Stock receive any common stock or substantially similar equity interest, in each of the foregoing cases which is publicly traded, retain this Warrant and this Warrant shall continue to apply to such Common Stock or shall apply, as nearly as practicable, to such other common stock or equity interest, as the case may be, or (ii), receive consideration, in exchange for this Warrant (without payment of any exercise price hereunder), equal to the greater of, as determined in the sole discretion of such holder,
(A) the number of shares of stock or securities or property of the Company, or of the entity resulting from such Major Transaction, to which a holder of the number of shares of Common Stock delivered upon the exercise of this Warrant (pursuant to the cashless exercise feature hereof) would have been entitled upon such Major Transaction had such holder so exercised this Warrant (without regard to any limitations on exercise herein or elsewhere contained) on the trading date immediately preceding the public announcement of the transaction resulting in such Major Transaction and had such Common Stock been issued and outstanding and had such Holder been the holder of record of such Common Stock at the time of the consummation of such Major Transaction (the "Major Transaction
                                                    -----------------
Consideration"), and (B) cash in an amount equal to the fair value of this
-------------
Warrant based on the exercise price then in effect. In any such case, the Company will make appropriate provision to insure that the provisions of Section 4 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any Major Transaction unless prior to the consummation thereof, the successor corporation (if other than the Company) assumes by written instrument the obligations under this
Section 4 and the obligations to deliver to the holder of this Warrant such shares of stock, securities, or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire. Furthermore, the Company shall, cause the issuer of any security in such transaction which constitutes Registrable Securities under that certain Registration Rights Agreement dated August 15, 2000 by and among the Company and the signatories thereto (the "Registration Rights Agreement") to assume all of the Company's obligations
 -----------------------------
under the Registration Rights Agreement. No sooner than fifteen (15) Business Days nor later than five (5) Business Days prior to the consummation of the Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice ("Notice of Major
                                                        ---------------
Transaction") to each holder of a Warrant, which Notice of Major Transaction
-----------
shall be deemed to have been delivered one (1) Business Day after the Company's sending such notice by telecopy (provided that the Company sends a confirming copy of such notice on the same day by overnight courier) of such Notice of Major Transaction. Such Notice of Major Transaction shall indicate the amount and type of the Major Transaction Consideration which such holder of a Warrant would receive under this Section Notwithstanding anything in this Section 4(e) to the contrary, the holder shall be deemed to have elected to receive the consideration described in subclause (ii)(B) of this Section 4(e), if the Company so specifies in a Notice of Major Transaction delivered to the holder at least ten (10) Business Days prior to the consummation of the Major Transaction.

     If all or a portion of the Major Transaction Consideration is cash and does not consist entirely of United States currency, such holder may elect to receive United States currency in an amount equal to the value of the Major Transaction Consideration denominated in a foreign currency in lieu of the Major Transaction Consideration denominated in a foreign currency by delivering notice of such election to the Company within five (5) days of such holder's receipt of the Notice of Major Transaction.

     No election made or deemed to be made by the holder of this Warrant pursuant to this Section 4(e) shall impair such holder's right to exercise all or part of this Warrant on or prior to the consummation of the Major Transaction.

          (f)  Distribution of Assets. In case the Company shall declare or make
               -----------------------
any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Company's shareholders of cash or shares (or rights to acquire shares) of capital stock of a subsidiary) (a "Distribution"), at any time after the initial issuance of this
                ------------
Warrant, then the Holder shall be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets (or rights) which would have been payable to the Holder had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

          (g)  Special Adjustment and Notices of Adjustment. Upon the occurrence
               --------------------------------------------
of any event which requires any adjustment of the Exercise Price, then, and in each such case, the Company shall give notice thereof to the Holder, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Company. If the Company takes any actions (including under or by virtue of this Section 4) which would have a dilutive effect on the Holder or which would materially and adversely affect the Holder with respect to its investment in the Warrant, and if the provisions of
Section 4 of the Warrant are not strictly applicable to such actions or, if applicable to such actions, would not operate to equitably protect the Holder against such actions, then the Company shall promptly upon notice from Holder appoint its independent certified public accountants to determine as promptly as practicable an appropriate adjustment to the terms hereof, including without limitation adjustments to the Exercise Price, or another appropriate action to so equitably protect such Holder and prevent any such dilution and any such material adverse effect, as the case may be. Following such determination, the Company shall forthwith make the adjustments or take the other actions described therein.

          (h)  Minimum Adjustment of Exercise Price. No adjustment of the
               ------------------------------------
Exercise Price shall be made in an amount of less than one percent (1%) of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than one percent (1%) of such Exercise Price.

          (i)  Further Exceptions to Adjustment of Exercise Price. No adjustment
               --------------------------------------------------
of the Exercise Price shall be made under Section 4(a)(ii) if the consideration received (determined as provided herein) is at least $15.00 per share (subject to adjustment as provided in Section 4(c) above).

          (j)  Other Notices.  In case at any time:
               -------------

               (i) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution to the holders of the Common Stock;

               (ii) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

               (iii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all of its assets to, another corporation or entity; or

               (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; then, in each such case, the Company shall give to the Holder (A) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least fifteen (15) Business Days prior to the record date or the date on which the Company's books are closed in respect thereto, but in no event earlier than public announcement of such proposed transaction or event. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above.

          (k)  Certain Definitions.
               -------------------

               (i)   "Closing Bid Price" means, for any security as of any date,
                      -----------------
the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the holder hereof (the "Holder") if Bloomberg Financial Markets is not then reporting closing bid
 ------
prices of such security (collectively, "Bloomberg"), or if the foregoing does
                                        ---------
not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board of such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Company and reasonably acceptable to the Holder with the costs of such appraisal to be borne by the Company.

               (ii)  "Common Stock," for purposes of this Section 4, includes
                      ------------
the Common Stock and any additional class of stock of the Company having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to this Warrant shall include only Common Stock in respect of which this Warrant is exercisable, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in Section 4(e) hereof, the stock or other securities or property provided for in such Section.

               (iii) "Common Stock Deemed Outstanding" shall mean the number of
                      -------------------------------
shares of Common Stock actually outstanding (not including shares of Common Stock held in the treasury of the Company), plus (A) in case of any adjustment required by Section 4(b)(i) resulting from the issuance of any Options, the maximum total number of shares of Common Stock issuable upon the exercise of the Options for which the adjustment is required (including any Common Stock issuable upon the conversion of Convertible Securities issuable upon the exercise of such Options), and (B) in the case of any adjustment required by
Section 4(b)(ii) resulting from the issuance of any Convertible Securities, the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of the Convertible Securities for which the adjustment is required, as of the date of issuance of such Convertible Securities, if any.

               (iv)  "Market Price," as of any date, means the lesser of (i) one
                      ------------
hundred percent (100%) of the average of the Closing Bid Prices for the shares of Common Stock on any five (5) Business Days which constitute the lowest five
(5) Business Day average Closing Bid Price of the Common Stock for the ten (10) Business Days immediately preceding, but not including, such date or (ii) the Closing Bid price on the Business Day immediately prior to the date of determination. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

               (v)   "Business Day," means any day on which the principal market
                      ------------
on which the Common Stock is traded at the relevant time is open.

               (vi)  "Average Market Price" means as of any date, one hundred
                      --------------------
(100%) of the average Closing Bid Prices for a share of Common Stock on the five
(5) Business Days immediately prior to the date of determination. The manner of determining the Average Market Price of Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

     5.   Mandatory Exercise.
          ------------------

          (a)  Mandatory Exercise.  Subject to the limitations set forth in
               ------------------
Section 8(f), at any time after the first anniversary of Closing and provided that (a) all of the Common Stock issuable upon exercise of the Warrant and conversion of the Company's Series A Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock") was covered by an effective Registration
      ------------------------
Statement (as defined in the Registration Rights Agreement) for a period of at least sixty (60) consecutive Business Days immediately prior to the date of delivery of the Mandatory Exercise Notice and a period of at least sixty (60) consecutive Business Days immediately prior to the Effective Time of the Mandatory Exercise, (b) the Closing Bid Price of Common Stock was greater than Twenty-Five Dollars ($25.00) per share (subject to equitable adjustment for stock splits, stock dividends, reclassifications or similar events) for a period of at least ten (10) consecutive Business Days immediately prior to the date of delivery of the Mandatory Exercise Notice (if such notice is delivered at least ten (10) Business Days after the anniversary of the issuance of this Warrant) and for a period of at least ten (10) consecutive Business Days immediately prior to the Effective Time of the Mandatory Exercise (c) the Common Stock is listed for trading on the Nasdaq National Market or the New York Stock Exchange, and (d) provided the Company is not as of the date of delivery of the Mandatory Exercise Notice or as of the Effective Time of the Mandatory Exercise (and has not been for the six (6) consecutive months immediately prior to the date of delivery of the Mandatory Exercise Notice or the six (6) consecutive months immediately prior to the Effective Time of the Mandatory Exercise) in violation of any of its material obligations under the Investment Agreements, including this Warrant and the Certificate of Designations (as defined in the Securities Purchase Agreement), then the Company shall have the right pursuant to this section to require the Holder to exercise (the "Mandatory Exercise at the Company's
                                     -----------------------------------
Election") all, or any part of this Warrant as the Company shall specify, which
--------
right shall be exercisable by delivery of a Mandatory Exercise Notice (as defined herein) in accordance with the procedures set forth in Section 5(b).

          (b)  Mechanics of Mandatory Exercise.  The Company shall effect the
               -------------------------------
Mandatory Exercise at Company's Election under Section 5(a) by delivering an irrevocable written notice thereof (the "Mandatory Exercise Notice") on a
                                         -------------------------
Business Day (the "Mandatory Exercise Notice Date") that is no earlier than
                   ------------------------------
ten(10) Business Days after the first anniversary of the issuance of this Warrant and no less than five (5) Business Days and no more than ten (10) Business Days prior to the date on which such Mandatory Exercise is to become effective (the "Effective Time of Mandatory Exercise") to the Holder at the
                ------------------------------------
facsimile number of each Holder appearing in the Company's register for the Warrants, specifying the number of Warrant Shares that are subject to the Mandatory Exercise at the Company's Election and the Effective Time of Mandatory Exercise. The Mandatory Exercise Notice shall be deemed to have been delivered to the Holder: (a) if such fax is received by such Holder on or prior to 3:00 p.m. New York City time, on the date of transmission of the Company's fax; and
(b) if such fax is received by the Holder after 3:00 p.m. New York City time, on the next Business Day following the date of transmission provided that, for any notice required under this subsection to be valid, a copy of such notice must be sent to the Holder on the same day by overnight courier. No later than five (5) Business Days after the Effective Time of the Mandatory Exercise, the Holder shall deliver this Warrant to the Company, together with payment (and/or notice of an election to effect a Cashless Exercise) for the Warrant Shares specified in the Mandatory Exercise Notice and within one (1) Business Day thereafter, the Company shall deliver to the Holder certificates representing the Warrant Shares so purchased together with a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

     6.   Issue Tax. The issuance of certificates for Warrant Shares upon the
          ---------
exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder.

     7.   No Rights or Liabilities as a Shareholder. This Warrant shall not
          -----------------------------------------
entitle the Holder to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     8.   Transfer, Exchange, Redemption and Replacement of Warrant.
          ---------------------------------------------------------

          (a)  Restriction on Transfer. This Warrant and the rights granted to
               -----------------------
the Holder are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form of the Form of Assignment attached hereto as Exhibit 2, at the office or agency of the Company
                              ---------
referred to in Section 8(e) below, provided, however, that any transfer or assignment shall be subject to the provisions of Sections 5.1 and 5.2 of the Securities Purchase Agreement. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary. Notwithstanding anything to the contrary contained herein, the registration rights described in Section 9 hereof are assignable only in accordance with the provisions of the Registration Rights Agreement.

          (b)  Warrant Exchangeable for Different Denominations. This Warrant is
               ------------------------------------------------
exchangeable, upon the surrender hereof by the Holder at the office or agency of the Company referred to in Section 8(e) below, for new Warrants, in the form hereof, of different denominations representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the Holder of at the time of such surrender.

          (c)  Replacement of Warrant. Upon receipt of evidence reasonably
               ----------------------
satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or, in the case of any such loss, theft, or destruction, upon delivery, of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant, in the form hereof, in such denominations as Holder may request.

          (d)  Cancellation; Payment of Expenses. Upon the surrender of this
               ---------------------------------
Warrant in connection with any transfer, exchange, or replacement as provided in this Section 8, this Warrant shall be promptly canceled by the Company. The Company shall pay all issuance taxes (other than securities transfer taxes) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 8.

          (e)  Warrant Register. The Company shall maintain, at its principal
               ----------------
executive offices (or such other office or agency of the Company as it may designate by notice to the Holder), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

          (f)  Additional Restriction on Exercise or Transfer. Notwithstanding
               ----------------------------------------------
anything to the contrary contained herein, this Warrant shall not be exercisable by the Holder or subject to a Mandatory Exercise by the Company to the extent (but only to the extent) that, if exercisable by the Holder, the Holder would be the beneficial owner of more than 4.99% (9.99% in the case of a Mandatory Exercise at the Company's Election pursuant to Section 5) (the "Applicable
                                                                ----------
Percentage") of the shares of Common Stock. For the purposes of this paragraph,
----------
beneficial ownership and all determinations and calculations, shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and all applicable rules and regulations thereunder. For clarification, it is expressly a term of this security that the limitations contained in this Section 8(f) shall apply to each successive Holder.

     9.   Registration Rights.  The initial holder of this Warrant (and certain
          -------------------
assignees thereof) is entitled to the benefit of such registration rights in respect of the Warrant Shares as are set forth in the Registration Rights Agreement.

     10.  Notices.  Any notice herein required or permitted to be given shall be
          -------
in writing and may be personally served or delivered by courier or by confirmed telecopy, and shall be deemed delivered at the time and date of receipt (which shall include telephone line facsimile transmission). The addresses for such communications shall be:

          If to the Company:

                              Voxware, Inc.
                              Lawrenceville Office park
                              P.O. Box 5363
                              Princeton, New Jersey 08543

                              or

                              168 Franklin Corner Road
                              Suite 3
                              Lawrenceville, New Jersey 08648

                              Telecopy: (609) 514-4103
                              Attention: Nicholas Narlis
                    with a copy to:

                              Fulbright & Jaworski L.L.P.
                              666 Fifth Avenue

                              New York, New York 10103
                              Telecopy: (212) 318-3400
                              Attention: Paul Jacobs, Esq.

and if to the Holder, at such address as Holder shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 10.

     11.  Governing Law; Jurisdiction. This Warrant shall be governed by and
          ---------------------------
construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York without reference to any conflict of law principles thereof. The Company irrevocably consents to the jurisdiction of the United States federal courts located in the State of New York in any suit or proceeding based on or arising under this Warrant and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company agrees that a final nonappealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

     12.  Miscellaneous.
          -------------

          (a)  Amendments.  This Warrant and any provision hereof may only be
               ----------
amended by an instrument in writing signed by the Company and the Holder.

          (b)  Descriptive Headings. The descriptive headings of the several
               ---------------------
Sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

          (c)  Cashless Exercise. Notwithstanding anything to the contrary
               -----------------
contained in this Warrant, this Warrant may be exercised by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the Holder's intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "Cashless Exercise").
                                                           -----------------
In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the Holder shall surrender this Warrant for the number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the Average Market Price applicable on the date of the Cashless Exercise and the Exercise Price, and the denominator of which shall be the then current Average Market Price per share of Common Stock.

          (d)  Assignability.  This Warrant shall be binding upon the Company
               -------------
and its successors and assigns and shall inure to the benefit of Holder and its successors and assigns. The Holder shall notify the Company upon the assignment in whole or in part of this Warrant, which assignment may only be effected in accordance with all applicable laws.

                                     * * *

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                  VOXWARE, Inc.

                                  By: /s/ Bathsheba J. Malsheen
                                      -------------------------
                                  Name:  Bathsheba J. Malsheen
                                  Title: President and Chief Executive
                                         Officer

EXHIBIT 1 TO STOCK PURCHASE WARRANT

                          FORM OF EXERCISE AGREEMENT

        (To be Executed by the Holder in order to Exercise the Warrant)

To:  Voxware, Inc.
     Lawrenceville Office park
     P.O. Box 5363
     Princeton,  New Jersey 08543
     or
     --
     168 Franklin Corner Road
     Suite 3
     Lawrenceville, New Jersey 08648

     Telecopy: (609) 514-4103
     Attention: Nicholas Narlis

     The undersigned hereby irrevocably exercises the right to purchase ____________ of the shares of common stock of VOXWARE, Inc., a Delaware corporation (the "Company"), evidenced by the attached Warrant, and [herewith
                  -------
makes payment of the Exercise Price with respect to such shares in full/ elects to effect a Cashless Exercise pursuant to the terms of the Warrant, pursuant to which the undersigned is surrendering the right to purchase __________ shares for an Exercise Price of $__________, all in accordance with the conditions and provisions of said Warrant.

     (i) The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained on exercise of the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

     (ii) The undersigned requests that stock certificates for such shares be issued, and a Warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the Holder (or such other person or persons indicated below) and delivered to the undersigned (or designee(s) at the address (or addresses) set forth below:

Date:_____________                                 _____________________________
                                                   Signature of Holder

                                                   _____________________________
                                                   Name of Holder (Print)
                                                   Address:_____________________
                                                   _____________________________
                                                   _____________________________

EXHIBIT 2 TO THE STOCK PURCHASE WARRANT

                              FORM OF ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

Name of Assignee                      Address                      No. of Shares
----------------                      -------                      -------------



and hereby irrevocably constitutes and appoints ______________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.

Date:____________, _____,

In the presence of

________________________


                                 Name: _________________________________________

                                 Signature:_____________________________________

                                 Title of Signing Officer or Agent (if any):

                                 Address:_______________________________________

                                 _______________________________________________